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                                                                   Exhibit 4.5


                                                                 EXECUTION COPY


==============================================================================


                         METROMEDIA FIBER NETWORK, INC.

                                  $975,281,000

                              SERIES A AND SERIES B
                 6.15% CONVERTIBLE SUBORDINATED INDENTURE NOTES
                               DUE MARCH 16, 2010

                                    INDENTURE

                   -----------------------------------------
                           Dated as of October 1, 2001

                   -----------------------------------------
                       U.S. Bank Trust National Association

                                     Trustee


==============================================================================

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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE.............1

         Section 1.01.     Definitions.......................................1

         Section 1.02.     Other Definitions.................................13

         Section 1.03.     Trust Indenture Act Definitions...................14

         Section 1.04.     Rules of Construction.............................14

ARTICLE 2.            THE NOTES..............................................15

         Section 2.01.     Form and Dating; Payment of Interest..............15

         Section 2.02.     Designation; Amount and Issue of Notes; Execution
                           and Authentication................................16

         Section 2.03.     Registrar and Paying Agent........................17

         Section 2.04.     Paying Agent to Hold Money in Trust...............17

         Section 2.05.     Holder Lists......................................18

         Section 2.06.     Transfer and Exchange.............................18

         Section 2.07.     Replacement Notes.................................30

         Section 2.08.     Outstanding Notes.................................31

         Section 2.09.     Treasury Notes....................................31

         Section 2.10.     Temporary Notes...................................32

         Section 2.11.     Cancellation......................................32

         Section 2.12.     Defaulted Interest................................32

         Section 2.13.     CUSIP Numbers.....................................33

ARTICLE 3.            REDEMPTION AND PREPAYMENT..............................33

         Section 3.01.     Notices to Trustee................................33

         Section 3.02.     Selection of Notes to Be Redeemed.................33

         Section 3.03.     Notice of Redemption..............................34

         Section 3.04.     Effect of Notice of Redemption....................34

         Section 3.05.     Deposit of Redemption Price.......................35

         Section 3.06.     Notes Redeemed in Part............................35

         Section 3.07.     Optional Redemption...............................35

         Section 3.08.     Mandatory Redemption..............................36

ARTICLE 4.            CONVERSION.............................................36


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         Section 4.01.     Conversion Privilege..............................36

         Section 4.02.     Conversion Procedure..............................37

         Section 4.03.     Fractional Shares.................................38

         Section 4.04.     Taxes on Conversion...............................38

         Section 4.05.     Company to Provide Stock..........................38

         Section 4.06.     Adjustment of Conversion Prices...................39

         Section 4.07.     No Adjustment.....................................45

         Section 4.08.     Adjustment for Tax Purposes.......................45

         Section 4.09.     Notice of Adjustment..............................45

         Section 4.10.     Notice of Certain Transactions....................45

         Section 4.11.     Effect of Reclassification, Consolidation,
                           Merger or Sale, Transfer or Conveyance on
                           Conversion Privilege..............................46

         Section 4.12.     Trustee's Disclaimer..............................47

         Section 4.13.     Voluntary Reduction...............................47

ARTICLE 5.            COVENANTS..............................................47

         Section 5.01.     Payment of Notes..................................47

         Section 5.02.     SEC Reports.......................................48

         Section 5.03.     Compliance Certificates...........................48

         Section 5.04.     Maintenance of Office or Agency...................49

         Section 5.05.     Further Instruments and Acts......................50

         Section 5.06.     Liquidation.......................................50

         Section 5.07.     Change of Control.................................50

         Section 5.08.     Corporate Existence...............................51

         Section 5.09.     Payment of Taxes and Other Claims.................52

         Section 5.10.     Maintenance of Properties.........................52

         Section 5.11.     Insurance.........................................52

         Section 5.12.     Rating............................................52

         Section 5.13.     Payments for Consent..............................53

         Section 5.14.     Limitation on Senior Subordinated Indebtedness....53

ARTICLE 6.            SUCCESSORS.............................................53

         Section 6.01.     Merger, Consolidation, or Sale of Assets..........53

         Section 6.02.     Successor Corporation Substituted.................54


                                       ii
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ARTICLE 7.            DEFAULTS AND REMEDIES..................................54

         Section 7.02.     Acceleration......................................56

         Section 7.03.     Other Remedies....................................56

         Section 7.04.     Waiver of Past Defaults...........................56

         Section 7.05.     Control by Majority...............................57

         Section 7.06.     Limitation on Suits...............................57

         Section 7.07.     Rights of Holders of Notes to Receive Payment.....57

         Section 7.08.     Collection Suit by Trustee........................58

         Section 7.09.     Trustee May File Proofs of Claim..................58

         Section 7.10.     Priorities........................................58

         Section 7.11.     Undertaking for Costs.............................59

ARTICLE 8.            TRUSTEE................................................59

         Section 8.01.     Duties of Trustee.................................59

         Section 8.02.     Rights of Trustee.................................60

         Section 8.03.     Individual Rights of Trustee......................61

         Section 8.04.     Trustee's Disclaimer..............................61

         Section 8.05.     Notice of Defaults................................62

         Section 8.06.     Reports by Trustee to Holders of the Notes........62

         Section 8.07.     Compensation and Indemnity........................62

         Section 8.08.     Replacement of Trustee............................63

         Section 8.09.     Successor Trustee by Merger, Etc..................64

         Section 8.10.     Eligibility; Disqualification.....................65

         Section 8.11.     Preferential Collection of Claims Against
                           Company...........................................65

         Section 8.12.     Co-Trustee........................................65

ARTICLE 9.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............66

         Section 9.01.     Option to Effect Legal Defeasance or
                           Covenant Defeasance...............................66

         Section 9.02.     Legal Defeasance and Discharge....................66

         Section 9.03.     Covenant Defeasance...............................66

         Section 9.04.     Conditions to Legal or Covenant Defeasance........67

         Section 9.05.     Deposited Money and Government Securities
                           to be Held in Trust: Other Miscellaneous
                           Provisions........................................68

         Section 9.06.     Repayment to Company..............................69


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         Section 9.07.     Reinstatement.....................................69

         Section 9.08.     Survival..........................................70

ARTICLE 10.           AMENDMENT, SUPPLEMENT AND WAIVER.......................70

         Section 10.01.    Without Consent of Holders of Notes...............70

         Section 10.02.    With Consent of Holders of Notes..................71

         Section 10.03.    Compliance with Trust Indenture Act...............72

         Section 10.04.    Revocation and Effect of Consents.................72

         Section 10.05.    Notation on or Exchange of Notes..................73

         Section 10.06.    Trustee to Sign Amendments. Etc...................73

ARTICLE 11.           SATISFACTION AND DISCHARGE.............................73

         Section 11.01.    Satisfaction and Discharge of Indenture...........73

         Section 11.02.    Application of Trust Money........................74

ARTICLE 12.           SUBORDINATION..........................................75

         Section 12.01.    Notes Subordinated to Senior Indebtedness.........75

         Section 12.02.    Notes Subordinated to Prior Payment of All
                           Senior Indebtedness on Dissolution, Liquidation,
                           Reorganization, Etc. of the Company...............75

         Section 12.03.    Holders to Be Subrogated to Right of Holders
                           of Senior Indebtedness............................76

         Section 12.04.    Obligations of the Company Unconditional..........77

         Section 12.05.    Company Not to Make Payment With Respect to
                           Notes in Certain Circumstances....................77

         Section 12.06.    Notice to Trustee.................................78

         Section 12.07.    Application by Trustee of Money Deposited
                           With It...........................................79

         Section 12.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior
                           Indebtedness......................................80

         Section 12.09.    Trustee to Effectuate Subordination...............80

         Section 12.10.    Right of Trustee to Hold Senior Indebtedness......80

         Section 12.11.    Article Not to Prevent Events of Default..........80

         Section 12.12.    No Fiduciary Duty Created to Holders of Senior
                           Indebtedness......................................80

         Section 12.13.    Article Applicable to Paying Agents...............81

ARTICLE 13.           MISCELLANEOUS..........................................81


                                       iv
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         Section 13.01.    Trust Indenture Act Controls......................81

         Section 13.02.    Notices...........................................81

         Section 13.03.    Communication by Holders of Notes with
                           Other Holders of Notes............................83

         Section 13.04.    Certificate and Opinion as to Conditions
                           Precedent.........................................83

         Section 13.05.    Statements Required in Certificate or
                           Opinion...........................................83

         Section 13.06.    Rules by Trustee and Agents.......................83

         Section 13.07.    No Personal Liability of Directors,
                           Officers, Employees and Shareholders..............84

         Section 13.08.    Governing Law.....................................84

         Section 13.09.    Consent to Jurisdiction and Service...............84

         Section 13.10.    No Adverse Interpretation of Other Agreements.....84

         Section 13.11.    Successors........................................85

         Section 13.12.    Severability......................................85

         Section 13.13.    Counterpart Originals.............................85

         Section 13.14.    Table of Contents, Headings, Etc..................85


                                       v
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                  INDENTURE, dated as of October 1, 2001, by and between
Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), and U.S. Bank Trust National Association, a national banking association, as trustee (the "TRUSTEE").

                  WHEREAS, on October 7, 1999, the Company and the Initial Purchaser (as defined herein) entered into that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), pursuant to which, among other things, the Company issued and sold to Purchaser shares of Class A common stock of the Company, par value $0.01 per share ("CLASS A COMMON STOCK"), and $975,281,000 principal amount of the Company's 6.15% Convertible Subordinated Notes due 2010 (the "OLD CONVERTIBLE NOTES"), which Convertible Notes are convertible into shares of Class A Common Stock;

                  WHEREAS, in connection with the issuance and sale of the Class A Common Stock and the Convertible Notes, the Company and the Trustee entered into that certain Indenture, dated as of March 6, 2000 (the "OLD 6.15% NOTES INDENTURE");

                  WHEREAS, the Company and the Initial Purchaser executed that certain Notes Purchase Agreement, dated as of October 1, 2001 (the "NEW PURCHASE AGREEMENT") pursuant to which, among other things, the Initial Purchaser will purchase from the Company one or more 8.5% senior secured convertible notes due 2011 in the aggregate principal amount of $50,000,000 (the "NEW CONVERTIBLE NOTES"), which shall be convertible into shares of Class A Common Stock pursuant to, and in accordance with, the terms of the Indenture, dated as of October 1, 2001, by and between the Company and Wilmington Trust Company, as trustee (the "NEW CONVERTIBLE NOTES INDENTURE"); and

                  WHEREAS, the Company and the Initial Purchaser executed that certain Exchange Agreement, dated as of October 1, 2001, pursuant to which the Company will exchange the Old Convertible Notes for $500,000,000 principal amount of the Company's 6.15% Series A Convertible Subordinated Notes due March 16, 2010 and $475,281,000 principal amount of the Company's 6.15% Series B Convertible Subordinated Notes due March 16, 2010, issued pursuant to this Indenture; and

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Series A and Series B 6.15% Convertible Subordinated Notes due March 16, 2010:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. Definitions.

                  "2008 NOTES" means the Company's 10% Series B Senior Notes due 2008 issued pursuant to the 2008 Notes Indenture.

                  "2008 NOTES INDENTURE" means that certain Indenture, dated as of November 25, 1998, between the Company and The Bank of New York as successor to IBJ Schroder Bank & Trust Company, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "2009 NOTES" means the Company's 10% Series B Senior Notes due 2009 issued pursuant to the 2009 Notes Indenture.

                  "2009 NOTES INDENTURE" means that certain Indenture, dated as of November 17, 1999, between the Company and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "144A GLOBAL NOTE" means a global note in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate principal amount of the Notes sold or resold in reliance on Rule 144A.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; PROVIDED, FURTHER, that the Initial Purchaser shall not be deemed to be an Affiliate of the Company if it beneficially owns 10% or more of the Voting Stock of the Company solely as a result of converting the Notes or the New Convertible Notes in accordance with this Indenture or the New Convertible Notes Indenture, as applicable, and after such conversion the Initial Purchaser still holds Notes.

                  "AFFILIATE FINANCING DOCUMENTS" means collectively, the Affiliate Notes, the Affiliate Note Purchase Agreement and the Affiliate Registration Rights Agreement.

                  "AFFILIATE NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, by and among the Company, the Kluge Trust, David Rockefeller and Stephen A. Garofalo.

                  "AFFILIATE NOTES" means the 8.5% senior convertible notes due 2011 issued pursuant to the Affiliate Note Purchase Agreement.

                  "AFFILIATE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among Metromedia Fiber Network, Inc., the Kluge Trust, David Rockefeller and Stephen
A. Garofalo.

                  "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "ASSOCIATE" as used to indicate a relationship with any Person, means (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (ii) any lineal ancestor, lineal descendant, sibling or spouse of such Person, or any other Person who has the same home as such Person, and (iii) any Person who is an Associate of any of the Persons identified in (i) or (ii).

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

                  "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than by number of shares) of the Company and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation),
(ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company,
(iii) the Company consolidates or merges with or into any other Person, or any Person consolidates with, or merges with or into, the Company, other than a consolidation or merger (a) of the Company into a Wholly Owned Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction, (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Subsidiary of the Company or a Permitted Holder or a Related Person; PROVIDED, HOWEVER, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by the Company or any of its Subsidiaries or of telecommunications capacity or transmission rights, rights of way or conduit acquired by the Company or any of its Subsidiaries for use in the business of the Company or any of its Subsidiaries, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any of its Subsidiaries shall not be deemed a disposition of assets for purposes of this clause (iv), or (v) the adoption of a plan relating to the total liquidation of the Company.

                  "CLASS A COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of the Company.

                  "CLASS B COMMON STOCK" means the Class B Common Stock, par value $0.01 per share, of the Company.

                  "CLEARSTREAM" means Clearstream Banking, S.A.

                  "COMMON STOCK" means collectively the Class A Common Stock and the Class B Common Stock, determined as a single class assuming shares of Class B Common Stock had been converted into shares of Class A Common Stock.

                  "COMPANY" means Metromedia Fiber Network, Inc., a Delaware corporation, and any and all successors thereto.

                  "COMMUNICATIONS ACT" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.

                  "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, but may bear the Private Placement Legend, if applicable.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DISTRIBUTION COMPLIANCE PERIOD" means the one-year distribution compliance period as defined in Rule 903(b)(3)(iii) of Regulation S.

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "FRANCHISE AGREEMENTS" means (a) the Amended and Restated Franchise Agreement, dated as of February 29, 2000, between the City of New York and National Fiber Network, Inc., and (b) the Franchise Agreement, dated as of June 22, 1999, by and between Montgomery County, Maryland, and Metromedia Fiber Network Services, Inc., as each may be amended, modified or supplemented from time to time.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A hereto, issued in accordance with Article 2 hereof.

                  "GOVERNMENT SECURITIES" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" means a Person in whose name a Note is registered on the Registrar's or any co-registrar's books.

                  "IAI GLOBAL NOTE" means a Global Note in substantially the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, any guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "IN-REGION STATE" shall have the meaning assigned to such term in Section 271(i)(I) of the Communications Act.

                  "INITIAL PURCHASER" means Verizon Investments Inc., a Delaware corporation formerly known as Bell Atlantic Investments, Inc.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

                  "INTEREST PAYMENT DATE" shall have the meaning assigned to that term in Section 2.01 hereof.

                  "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "InterLATA SERVICE" shall have the meaning assigned to such term in Section 3 of the Communications Act.

                  "ISSUE DATE" means the date of first issuance of the Notes under this Indenture.

                  "KLUGE TRUST" means John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, a grantor trust.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, note interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a note interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "NEW CONVERTIBLE NOTES" shall have the meaning assigned to such term in the recitals.

                  "NEW CONVERTIBLE NOTES INDENTURE" shall have the meaning assigned to such term in the recitals.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "NOTE CUSTODIAN" means the Person specified in Section 2.03 hereof as the Note Custodian with respect to the Global Notes or any successor entity thereto appointed as Note Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "NOTES" means collectively, the Series A Convertible Notes and the Series B Convertible Notes.

                  "OFFICER" means the President, the Chief Executive Officer, any Vice President and the Chief Financial Officer of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of
Section 13.05
hereof. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company, any Affiliate of the Company or the Trustee.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depositary Trust Company, shall include Euroclear and Clearstream).

                  "PAYING AGENT" has the meaning provided in Section 2.03 and includes any additional Paying Agent.

                  "PERMITTED HOLDER" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "PUBLIC RESALE" means a Transfer of Notes or shares of Class A Common Stock underlying the Notes pursuant to (A) a bona fide secondary offering registered under the Securities Act effectuated through the exercise by the Initial Purchaser or its permitted transferee of its registration rights as contemplated by Section 2, 3 or 4 of the Registration Rights Agreement or (B) a purchase agreement with a placement agent or group of placement agents that contemplates the immediate resale of securities by such placement agent pursuant to the resale exemption provided by Rule 144A solely to QIBs and other permitted purchasers under Rule 144A or in a Transfer permitted by Regulation S, or (C) bona fide "brokers transactions" as permitted by or as otherwise permitted by the exemption from registration of the resale of the shares of Class A Common Stock underlying the Notes provided by Rule 144.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RECORD DATE" for the interest payable on any Interest Payment Date means the March 1st or September 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "REGISTRAR" has the meaning provided in Section 2.03.

                  "REGISTRATION RIGHTS AGREEMENT" means the Notes Registration Rights Agreement, dated as of March 6, 2000, between the Company and the Initial Purchaser, as amended by Amendment No. 1 to Notes Registration Rights Agreement, dated as of the date hereof, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                  "REGISTRATION STATEMENT" means a Registration Statement as defined in the Registration Rights Agreement.

                  "REGULATED PERSON" means any "Bell operating company" or any "affiliate" of a Bell operating company, as such terms are defined in Section 3 of the Communications Act.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Global Note substantially in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

                  "REGULATORY RELIEF DATE" means, with respect to a Holder which is a Regulated Person, the date on which such Regulated Person has obtained pursuant to Section 271 of the Communications Act, the approval of the Federal Communications Commission to provide InterLATA Services in all states that are, with respect to such Regulated Person, In-Region States, such approval to be either an affirmative approval or a waiver from the restrictions of the Communications Act.

                  "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition, "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

                  "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend and includes the 144A Global Notes, the IAI Global Note and the Regulation S Global Note.

                  "RESTRICTED NOTE" means either a Restricted Definitive Note or a Restricted Global Note.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest (including interest accruing after the filing of any bankruptcy or insolvency proceeding, whether or not such interest is allowed as a claim in such proceeding), and other amounts payable on or in respect of any Indebtedness of the Company, whether outstanding on the date of original issuance or thereafter created, incurred or assumed (including, without limitation, (i) the 2008 Notes; (ii) the 2009 Notes; (iii) the indebtedness under the Senior Credit Facility, (iv) the Affiliate Notes; and (v) the New Convertible Notes), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include
(a) Indebtedness evidenced by the Notes, (b) Indebtedness that is pursuant to an instrument creating such Indebtedness expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) or Title 11, United States Code, is by its terms without recourse to a Person, (d) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities incurred in the ordinary course of business, (e) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, or (f) Indebtedness of the Company to a Wholly Owned Subsidiary or any other Affiliate of the Company or any of such Affiliate's Wholly Owned Subsidiaries.

                  "SENIOR CREDIT FACILITY" means that certain Note and Guarantee Agreement, dated as of September 6, 2001, by and among the Company, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "SERIES A CONVERTIBLE NOTES" means the 6.15% Series A Convertible Subordinated Notes due March 16, 2010, which have an initial Conversion Price of $3.00 and are issued pursuant to this Indenture.

                  "SERIES B CONVERTIBLE NOTES" means the 6.15% Series B Convertible Subordinated Notes due March 16, 2010, which have an initial Conversion Price of $17.00 and are issued pursuant to this Indenture.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "SPECIAL RECORD DATE" for the payment of any defaulted interest means a date fixed by the Trustee pursuant to Section 2.12 hereof.

                  "STATED MATURITY" means, with respect to any installment of interest or principal (including any mandatory sinking fund payment of interest or principal) on any series of Indebtedness, the date on which such payment of interest or principal (including any mandatory sinking fund payment of interest or principal) was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "TRADING DAY" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business, (b) if the applicable security is quoted on the Nasdaq National Market or another United States automated interdealer quotation system, a day on which trades may be made thereon, or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "TRANSFER" means, with respect to any Note, any offer, sale, assignment, exchange, grant of an option to purchase, hedge, short sale, encumbrance, pledge, hypothecation or other disposition of such Note.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL NOTE" means one or more Global Notes in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

                  Section 1.02. OTHER DEFINITIONS.

         TERM                                      DEFINED IN SECTION

"Accepted Purchased Shares"                               4.06
"Authentication Order"                                    2.02
"Change of Control Offer"                                 5.07
"Change of Control Payment"                               5.07
"Change of Control Payment Date"                          5.07
"Closing Price"                                           4.06
"Conversion Agent"                                        2.03
"Conversion Date"                                         4.02
"Conversion Prices"                                       4.01

"Conversion Shares"                                       4.06
"Covenant Defeasance"                                     9.03
"Current Market Price"                                    4.06
"Distribution Date"                                       4.06
"Default Notice"                                          12.05
"DTC"                                                     2.03
"Event of Default"                                        7.01
"ex" date                                                 4.06
"Expiration Time"                                         4.06
"Fair Market Value"                                       4.06
"Legal Defeasance"                                        9.02
"pay the Notes"                                           12.02
"Paying Agent"                                            2.03
"Purchased Shares"                                        4.06
"Registrar"                                               2.03
"Rights"                                                  4.06
"Series A Conversion Price"                               4.01
"Series B Conversion Price"                               4.01
"Tender Expiration Time"                                  4.06


                  Section 1.03. TRUST INDENTURE ACT DEFINITIONS.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE NOTE HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used but not otherwise defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04.     RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.

                                   THE NOTES

                  Section 2.01.     FORM AND DATING; PAYMENT OF INTEREST.

                  (a)      GENERAL.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or agreements to which the Company is subject. The Notes shall be in denominations of $1,000 and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from its date of issue; PROVIDED, HOWEVER, that if the date of issue is after September 15, 2001, interest shall accrue from September 15, 2001. Interest shall be payable semiannually on each March 15th and September 15th (each, an "INTEREST PAYMENT DATE"), commencing March 15, 2002, except as otherwise specified on the faces of the Notes.

                  The Person in whose name any Note (or its predecessor Note) is registered at the close of business on any Record Date with respect to any Interest Payment Date (including any Note that is converted after the Record Date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the Record Date and prior to such Interest Payment Date. Interest may, at the option of the Company, be paid by check mailed to the address of such Person as it appears on the Note register; PROVIDED that, with respect to any Holder of an interest in any Global Note, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds to Cede & Co., the nominee of the Depositary, as registered owner of the Global Notes.

                  Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b)      GLOBAL NOTES.

                  Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                  (c)      EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

                  Section 2.02. DESIGNATION; AMOUNT AND ISSUE OF NOTES; EXECUTION AND AUTHENTICATION.

                  The Notes shall be designated as "6.15% Convertible Subordinated Notes due March 16, 2010" which shall consist of two series. Notes in aggregate principal amount of $500,000,000 shall be designated as "6.15% Series A Convertible Subordinated Notes due March 16, 2010." Notes in aggregate principal amount of

$475,281,000 shall be designated as "6.15% Series B Convertible Subordinated Notes due March 16, 2010." Notes not to exceed the aggregate principal amount of $975,281,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Notes upon the written order (an "AUTHENTICATION ORDER") of the Company, signed by two Officers or one Officer and the Secretary or an Assistant Secretary of the Company by manual or facsimile signature, without any further action by the Company.

                  If an Officer, Secretary or Assistant Secretary whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT"), and an office or agency where Notes may be presented for conversion (the "CONVERSION AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar, the term "PAYING AGENT" includes any additional paying agent, and the term "CONVERSION AGENT" includes any additional conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Note Custodian with respect to the Global Notes and as agent for service of notice and demands.

                  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

                  Section 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  Not later than each due date of principal, premium, if any, and interest on the Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all such money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA
Section 312(a).

                  Section 2.06.     TRANSFER AND EXCHANGE.

                  (a)      TRANSFER AND EXCHANGE OF GLOBAL NOTES.

                  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee a notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.06 and Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 and Sections
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in this Section 2.06 hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

                  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein and therein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                       (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                       (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                       (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                            (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                            (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                       (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                            (A) such transfer is effected pursuant to a Registration Statement in accordance with the Registration Rights Agreement; or

                            (B) the Registrar receives the following:

                                 (1) if the holder of such beneficial interest
                  in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto including the certifications in item (1)(a) thereof; or

                                 (2) if the holder of such beneficial interest
                  in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                       (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                            (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
         (2)(a) thereof;

                            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                            (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                            (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                            (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item
         (3) thereof, if applicable;

                            (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item
         (3)(b) thereof; or

                            (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, upon confirmation of such receipt, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
         Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                       (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                            (A) such transfer is effected pursuant to the Registration Statement in accordance with the Registration Rights Agreement; or

                            (B) the Registrar receives the following:

                                 (1) if the holder of such beneficial interest
               in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof; or

                                 (2) if the holder of such beneficial interest
               in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (B), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                       (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                       (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (2)(b) thereof;

                            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                            (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                            (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                            (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item
         (3)(d) thereof, if applicable;

                            (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

                            (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, upon confirmation of such receipt, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the

144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                       (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                            (A) such transfer is effected pursuant to a
Registration Statement in accordance with the Registration Rights Agreement; or

                            (B) the Registrar receives the following:

                                 (1) if the Holder of such Definitive Notes
              proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
              (1)(c) thereof; or

                                 (2) if the Holder of such Definitive Notes
              proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item
              (4) thereof;

              and, in each such case set forth in this subparagraph (B), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                       (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs
(ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES.

                  Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                       (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                            (A) if the transfer will be made pursuant to Rule
              144A, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                            (B) if the transfer will be made pursuant to Rule
              903 or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                            (C) if the transfer will be made pursuant to any
              other exception from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                       (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                            (A) any such transfer is effected pursuant to a
              Registration Statement in accordance with the Registration Rights Agreement; or

                            (B) the Registrar receives the following:

                                 (1) if the Holder of such Restricted Definitive
                   Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
                   (1)(d) thereof; or

                                 (2) if the Holder of such Restricted Definitive
                   Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item
                   (4) thereof;

                   and, in each such case set forth in this subparagraph (B), if the Company or Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                       (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f)      [INTENTIONALLY OMITTED]

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                       (i) Private Placement Legend.

                            (A) Except as permitted by subparagraph (B) below,
              each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

              "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM,

              OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND HEDGING TRANSACTIONS INVOLVING THESE NOTES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR
              (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS
              NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR
              (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY

              OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                            (B) Notwithstanding the foregoing, any Global Note
              or Definitive Note issued pursuant to subparagraphs (b)(iv),
              (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this
              Section 2.06 (and all Notes issued in exchange thereof or substitution thereof) shall not bear the Private Placement Legend.

                       (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

              "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
              SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (h)      CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES.

                  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND
EXCHANGES.

                       (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other provisions of this Section 2.06, execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request in accordance with the provisions of Section 2.02 hereof.

                       (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 5.07 and 10.05 hereof).

                       (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                       (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                       (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption or repurchase under Section 3.02 or 5.07 hereof, as applicable, and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption or repurchase in whole or in part, except the unredeemed portion of any Note being redeemed or repurchased in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                       (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                       (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                       (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Section 2.07.     REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and may charge for its expenses (including the fees and expenses of the Trustee and reasonable attorneys' fees and expenses) in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  If any mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Company, in its sole discretion, may, instead of issuing a new Note, pay such Note.

                  Section 2.08.     OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

                  If the principal amount of any Note is considered paid under
Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereto) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.09.     TREASURY NOTES.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Subsidiary or Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                  Section 2.10.     TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.11.     CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12.     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes and in Section 5.01 hereof. The

Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date; PROVIDED that no such Special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. The defaulted interest shall be considered paid upon deposit with the Trustee or the Paying Agent of an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, and interest on such defaulted interest shall thereafter cease to accrue from that date. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange or other trading market on which the securities of the Company are listed or traded, and upon such notice as may be required by such exchange or trading market, if, after written notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

                  Section 2.13.     CUSIP NUMBERS.

                  The Company in issuing the Notes shall use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

                  Section 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) the CUSIP numbers of the Notes to be redeemed.

                  Section 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot. In the event of a partial redemption by lot, the particular Note to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; PROVIDED, HOWEVER, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Section 3.03.     NOTICE OF REDEMPTION.

                  At least 45 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 50 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, any Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  Prior to 11:00 a.m., New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 5.01 hereof.

                  Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate, for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.07.     OPTIONAL REDEMPTION.

                  (a) The Notes shall not be redeemable at the Company's option prior to March 17, 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15th (March 17th for the year 2005) of the years indicated below:

                                                               PERCENTAGE OF
YEAR                                                          PRINCIPAL AMOUNT
----                                                          ----------------
2005.......................................                      102.733%
2006.......................................                      102.050%
2007.......................................                      101.367%
2008.......................................                      100.683%
2009 and thereafter........................                      100.000%

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  Section 3.08.     MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4.

                                   CONVERSION

                  Section 4.01.     CONVERSION PRIVILEGE.

                  Subject to the further provisions of this Section 4.01, a Holder of a Note may convert such Note at the applicable Conversion Price then in effect into Class A Common Stock (i) at any time after the Regulatory Relief Date, if at such time such Holder is a Regulated Person, or (ii) at any time, if such Holder is not a Regulated Person; PROVIDED, HOWEVER, that the Initial Purchaser or any of its Affiliates or any Holder that acquires Notes pursuant to any Transfer other than pursuant to a Public Resale may not convert such Note if, after giving effect to such conversion, such Holder would be deemed to be an "affiliate" as that term is defined in, and for the purposes of, either of the Franchise Agreements; PROVIDED, FURTHER, that, if such Note is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed); PROVIDED, FURTHER, that, if the Holder of a Note tenders such Note pursuant to a Change of Control Offer, such Note may only be converted if such Holder properly withdraws its election to participate in the Change of Control Offer prior to consummation of the Change of Control Offer. The number of shares of Class A Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the

Conversion Price in effect on the Conversion Date. The conversion price for the Series A Convertible Notes shall initially be $3.00 (the "SERIES A CONVERSION PRICE") and for the Series B Convertible Notes shall initially be $17.00 (the "SERIES B CONVERSION PRICE," and together with the Series A Conversion Price, the "CONVERSION PRICES") and each such Conversion Price is subject to adjustment or voluntary reduction as provided in this Article 4.

                  A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  A Holder of Notes is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted into Class A Common Stock pursuant to this Article 4.

                  Section 4.02.     CONVERSION PROCEDURE.

                  To convert a Note, a Holder must (a) complete and manually sign the conversion notice on the back of the Note and deliver such notice to the Conversion Agent; (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required pursuant to Section 4.04 hereof. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Class A Common Stock issuable upon the conversion, payment for accrued interest on such Note to the extent required by this Section 4.02 and cash in lieu of any fractional shares pursuant to Section 4.03. The Company may, at any time and as a condition to delivering such shares of Class A Common Stock, require any Holder to deliver a representation and warranty made to the Company and an officer's certificate certifying as to whether or not such Holder is a Regulated Person as of the Conversion Date and certifying the number of issued and outstanding shares of Common Stock "Beneficially Owned" (as defined in Rule 13d-3 under the Exchange
Act) by such Holder as of the Conversion Date. The Company may also rely upon the stock ledger and corporate records of the Company. The Trustee shall have no obligation to make any such determination.

                  The Person in whose name the certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, FURTHER, that such conversion shall be at the Series A Conversion Price or the Series B Conversion Price, as applicable, in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

                  If any Holder surrenders a Note for conversion after the close of business on the Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, the Company shall pay accrued interest through the Conversion Date to the Holder of such Note on such Record Date.

                  If a Holder converts more than one Note at the same time, the number of shares of Class A Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  Section 4.03.     FRACTIONAL SHARES.

                  The Company will not issue fractional shares of Class A Common Stock upon conversion of Notes. In lieu thereof, the Company will pay an amount in cash based upon the Closing Price of the Class A Common Stock on the Trading Day immediately prior to the Conversion Date.

                  Section 4.04.     TAXES ON CONVERSION.

                  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Class A Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

                  Section 4.05.     COMPANY TO PROVIDE STOCK.

                  The Company shall, prior to issuance of any Notes hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Notes into shares of Class A Common Stock.

                  All shares of Class A Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted.

                  Section 4.06.     ADJUSTMENT OF CONVERSION PRICES.

                  Each of the Conversion Prices shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Class A Common Stock to the holders of the Class A Common Stock, (ii) make a distribution in shares of Class A Common Stock to the holders of the Class A Common Stock, (iii) subdivide or split its outstanding Class A Common Stock into a larger number of shares, or (iv) combine its outstanding Class A Common Stock into a smaller number of shares, each of the Conversion Prices in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Class A Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
(a) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

                  (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Class A Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share less than the Current Market Price per share of Class A Common Stock (as determined in accordance with subsection (g) of this Section 4.06) at the record date for the determination of shareholders entitled to receive such rights or warrants, each of the Conversion Prices in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying each Conversion Price in effect on the record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the convertible notes so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered (or into which the convertible notes so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible notes are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Prices shall be immediately readjusted to what they would have been based upon the number of additional shares of Class A Common Stock actually issued (or the number of shares of Class A Common Stock issuable upon conversion of convertible notes actually issued).

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of each of the Conversion Prices pursuant to this Section 4.06(c) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices of the Class A Common Stock (as set forth in Section 4.06(g)) during the ten Trading Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring an adjustment of the Conversion Prices pursuant to
Section 4.06(e)), then, in such case, each of the Conversion Prices shall be decreased so that the same shall equal the price determined by multiplying each Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Class A Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; PROVIDED, HOWEVER, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Class A Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Prices shall again be adjusted to be the Conversion Prices which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.06(c) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4.06(c) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

                  (d) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), exceeds the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, each of the Conversion Prices shall be decreased so that the same shall equal the price determined by multiplying each Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the number of Class A Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, less the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and the denominator shall be the product of the number of Class A Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Prices shall again be adjusted to be the Conversion Prices which would then be in effect if such tender or exchange offer has not been made.

                  (e) In case the Company shall distribute to all or substantially all holders of its Class A Common Stock any shares of capital stock of the Company (other than Class A Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) of this Section 4.06), then in each such case each of the Conversion Prices shall be adjusted so that the same shall equal the price determined by multiplying each Conversion Price in effect as of the close of business on the record date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and set forth in a Board Resolution delivered to the Trustee in an Officers' Certificate) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as determined in accordance with subsection (g) of this Section 4.06) of the Class A Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) of this Section 4.06) ("RIGHTS") pro rata to holders of Class A Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A Common Stock into which the principal amount of the Note so converted was convertible as of the close of business on the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (f) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount which increases the offeror's ownership of Class A Common Stock to more than 35% of the Class A Common Stock outstanding and shall involve the payment by such Person of consideration per share of Class A Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, each of the Conversion Prices shall be decreased so that the same shall equal the price determined by multiplying each Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) at the Tender Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Accepted Purchased Shares) at the Tender Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, such decrease to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Prices shall again be adjusted to be the Conversion Prices which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.06(f) shall not be made if: (a) as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 6; or (b) the Initial Purchaser or any of its Affiliates does not beneficially own all of the Notes.

                  (g) For purposes of this Section 4.06, the following terms shall have the meaning indicated:

                       (i) "CLOSING PRICE" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                       (ii) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that
(A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 4.06 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Conversion Prices are so required to be adjusted as a result of such other event, and (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the

Conversion Prices pursuant to Section 4.06(a), (b), (c), (d) or (e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Prices are so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(d),
(e) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4.06(f), the Current Market Price of the Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Class A Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.06(a), (b),
(c), (d). (e) or (f) occurs on or after the Expiration Time or Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Prices are so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer.

                       (iii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (h) In any case in which this Section 4.06 shall require that an adjustment be made on a record date established for purposes of this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of Class A

Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Prices prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Prices are required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the Conversion Prices shall be readjusted to the Conversion Prices which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  Section 4.07.     NO ADJUSTMENT.

                  No adjustment in the Conversion Prices shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Prices as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in
Section 4.06 if all Holders are entitled to participate in the transaction on a basis and with notice to the same extent as holders of Class A Common Stock participate in the transaction. The Company shall give notice to the Trustee of any such determination.

                  No adjustment need be made for rights to purchase Class A Common Stock or issuances of Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or a change to no par value of the Class A Common Stock.

                  To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Section 4.08.     ADJUSTMENT FOR TAX PURPOSES.

                  The Company shall be entitled to make such reductions in the Conversion Prices, in addition to those required by Section 4.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or Notes or distributions of Notes convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable, PROVIDED that such reduction does not have an adverse effect for tax purposes, or otherwise, on holders of the Notes.

                  Section 4.09.     NOTICE OF ADJUSTMENT.

                  Whenever either of the Conversion Prices are adjusted, the Company shall promptly mail to Holders of Series A Convertible Notes or Series B Convertible Notes, as applicable, a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment, the manner of computing it and the new Series A Conversion Price or Series B Conversion Price, as applicable.

                  Section 4.10.     NOTICE OF CERTAIN TRANSACTIONS.

                  In the event that:

                  (a) the Company takes any action which would require an adjustment in either of the Conversion Prices;

                  (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (c) there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice before such date to the same extent as such notice is mailed to the stockholders of the Company. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

                  Section 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE, TRANSFER OR CONVEYANCE ON CONVERSION PRIVILEGE.

                  If any of the following shall occur, namely: (a) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in
Section 4.06); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock; or (c) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other Notes and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Prices which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Prices provided for in this Article 4. If, in the case of any such consolidation, merger, sale, transfer or conveyance, the stock or other Notes and property (including cash) receivable thereupon by a holder of Class A Common Stock include shares of stock or other Notes and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive consolidations, mergers, sales, transfer or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other Notes or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and (y) an Opinion of Counsel that all conditions precedent have been complied with.

                  Section 4.12.     TRUSTEE'S DISCLAIMER.

                  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section
4.09. The Trustee makes no representation as to the validity or value of any Notes or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 4.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

                  Section 4.13.     VOLUNTARY REDUCTION.

                  The Company from time to time may reduce either of the Conversion Prices by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may either of the Conversion Prices be less than the par value of a share of Class A Common Stock.

                                   ARTICLE 5.

                                   COVENANTS

                  Section 5.01.     PAYMENT OF NOTES.

                  The Company shall promptly make all payments of principal, interest and premium, if any, in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, interest or premium, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money in immediately available funds, deposited by the Company or an Affiliate thereof, sufficient to pay all principal, interest and premium, if any. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue installments of interest at the same rate to the extent lawful.

                  Section 5.02.     SEC REPORTS.

                  (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and at the same time, the Company shall file copies of all such reports, information and other documents with the Trustee.

                  (b) In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of the Notes (i) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

                  (c) For so long as any Notes remain outstanding (and regardless of the penultimate sentence of paragraph (b) above), the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Section 5.03.     COMPLIANCE CERTIFICATES.

                  (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.02 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4, 5 or 6 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 5.04.     MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

                  Section 5.05.     FURTHER INSTRUMENTS AND ACTS.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  Section 5.06.     LIQUIDATION.

                  The Company shall not adopt any plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (A) the sale, lease, conveyance or other disposition of all or substantially all the assets of the Company otherwise than substantially as an entirety in accordance with Article 6 and (B) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and the remaining assets of the Company to holders of Class A Common Stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations under this Indenture and under the Notes as to the payment of principal, interest and premium, if any, thereof.

                  Section 5.07.     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 100% of the aggregate principal amount thereof (the "CHANGE OF CONTROL PAYMENT") plus accrued and unpaid interest and premium, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and premium. if any, due on the relevant Interest Payment
Date); PROVIDED, HOWEVER, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 hereof. Within 30 days following any Change of Control, the Company will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), in accordance with the procedures required by this Indenture and described in such notice.

                  The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 5.07, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

                  (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon for such Notes and upon written direction of the Company, the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any, PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Notwithstanding anything to the contrary set forth in this
Section 5.07, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.07, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  Section 5.08. CORPORATE EXISTENCE.

                  Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership or other existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                  Section 5.09. PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; PROVIDED, HOWEVER that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and shall not have been finally determined or the period within which such proceedings may be initiated shall not have expired.

                  Section 5.10. MAINTENANCE OF PROPERTIES.

                  The Company will cause all properties owned by the Company or any Subsidiary, or used, useful or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such properties, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

                  Section 5.11. INSURANCE.

                  The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurance, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  Section 5.12. RATING.

                  The Company shall use its reasonable best efforts to have the Notes rated by an established rating agency (which, for so long as is commercially reasonable to do so, will be either Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., and Moody's Investors Service) as requested by the Initial Purchaser and to maintain a rating through and including the Stated Maturity for the Notes; PROVIDED, HOWEVER, that the Company shall not be required to maintain a specified rating.

                  Section 5.13. PAYMENTS FOR CONSENT.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 5.14. LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS.

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Notes; PROVIDED that the foregoing limitation shall not apply if any of the Notes are held by Persons other than the Initial Purchaser or its Affiliates.

                                   ARTICLE 6.

                                   SUCCESSORS

                  Section 6.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  (a) The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the


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Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes, and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) no Default or Event of Default (or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default) shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and its Wholly Owned Subsidiaries.

                  (b) For purposes of this Article 6, the transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Section 6.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named herein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE 7.

                              DEFAULTS AND REMEDIES

                  Section 7.01 EVENTS OF DEFAULT.

                  "EVENTS OF DEFAULT" with respect to the Series A Convertible Notes or the Series B Convertible Notes, as the case may be, are:



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                  (a) a default for 30 days in the payment of interest on the
Series A Convertible Notes or the Series B Convertible Notes, as the case may be, when due (whether or not prohibited by Article 12 hereof);

                  (b) a default in the payment of the principal of, or premium, if any, on the Series A Convertible Notes or the Series B Convertible Notes, as the case may be, when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the Series A Convertible Notes or the Series B Convertible Notes when required under Section 5.07 hereof (whether or not prohibited by Article 12 hereof), or to deliver Class A Common Stock upon the conversion of the Series A Convertible Notes or the Series B Convertible Notes, as the case may be, when required under Section 4.02 hereof;

                  (c) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

                  (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (e) a failure by the Company or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;

                  (f) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant
Subsidiary:

                        (i) commences a voluntary case under any Bankruptcy Law;

                        (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

                        (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                        (iv) makes a general assignment for the benefit of its creditors; or

                        (v) generally is not paying its debts as they become due; and



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

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                        (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                        (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

                  Section 7.02. ACCELERATION.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (or in the case of an Event of Default specified in clauses (a) or (b) of Section 7.01, the Holders of at least 25% in aggregate principal amount of the Series A Convertible Notes or the Series B Convertible Notes, as the case may be) may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility shall be outstanding, the acceleration shall not be effective until the earlier of (A) an acceleration of any Indebtedness under the Senior Credit Facility or (B) five Business Days after notice of such declaration shall have been given to the Administrative Agent under the Senior Credit Facility. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 7.01 hereof occurs with respect to the Company or any Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding (or in the case of an acceleration resulting from an Event of Default specified in clauses (a) or (b) of Section 7.01, the Holders of a majority in aggregate principal amount of the Series A Convertible Notes or the Series B Convertible Notes, as the case may
be) by written notice to the Trustee may on behalf of all of such Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  Section 7.03. OTHER REMEDIES.



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

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 7.04. WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (or, with respect to a provision of this Indenture that may only be amended by the Holders of not less than 50% in aggregate principal amount of the then outstanding Notes, the Holders of not less than 50% in aggregate principal amount of the then outstanding Notes) by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 7.05. CONTROL BY MAJORITY.

                  Holders of Notes may not enforce this Indenture or the Notes except as provided herein. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                  Section 7.06. LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 7.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 7.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 7.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such

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

payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 7.10. PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

                  FIRST: to the Trustee, its agents and counsel for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively, and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

                  Section 7.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.



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

                                   ARTICLE 8.

                                     TRUSTEE

                  Section 8.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the occurrence and continuance of an Event of Default:

                        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (or similar documents) and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereto).

                  (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 8.01.



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                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 8.02. RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

                  (b) Before the Trustee acts or refrains from acting hereunder, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.



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                  (g) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper or document unless requested in writing to do so by the Holders representing more than 25% in aggregate principal amount of Notes then outstanding; PROVIDED, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Note afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding.

                  (h) Except with respect to Section 5.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 5. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.01, 7.01(a) or 7.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  (i) Delivery of reports, information and documents to the Trustee under Section 5.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 8.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

                  Section 8.04. TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 8.05. NOTICE OF DEFAULTS.

                  (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of paragraph
(a) of this Section 8.05, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  Section 8.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15th following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  Section 8.07. COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this

Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

                  The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  Section 8.08. REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 8.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

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                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 8.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

                  Section 8.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 8.10. ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee (or in the case of a banking corporation included in a bank holding company system, the related bank holding company) hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.



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                  This Indenture shall always have a Trustee who satisfies
the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                  Section 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                  Section 8.12. CO-TRUSTEE.

                  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. The following provisions of this
Section 8.12 are included in the event that it is necessary that the Trustee appoint an additional institution as a separate Trustee or Co-Trustee.

                  In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

                  Should any deed, conveyance or instrument in writing from the Company be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Company. In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

                                   ARTICLE 9.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 9.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.



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                  The Company may, at the option of its Board of Directors
evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

                  Section 9.02. LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; (d) the Legal Defeasance provisions of this Indenture; and (e) the obligations of the Company under Article 4 which shall not terminate until the payment at the redemption date specified in Article 3 or the Stated Maturity of the Notes. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

                  Section 9.03. COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 5.02, 5.07 and
Article 6 herein with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes); PROVIDED, that the foregoing shall not relieve the Company of its obligations under Article 4 which shall not terminate until the payment at the redemption date specified in Article 3


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

or the Stated Maturity of the Notes. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.01 hereof of the option applicable to this
Section 9.03, subject to the satisfaction of the conditions set forth in Section
9.04 hereof, Sections 7.01(c) through 7.01(f) hereof shall not constitute Events of Default.

                  Section 9.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, the Company must deliver to the Trustee and the Holders an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, since the Issue Date, the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee and the Initial Purchaser an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal


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

income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (g) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers' Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

                  Section 9.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST: OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 9.05, the "TRUSTEE") pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.



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                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereto, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 9.06. REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 9.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section
9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
9.02 or 9.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 9.08. SURVIVAL.

                  The Trustee's rights under this Article 9 shall survive termination of this Indenture.



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                                   ARTICLE 10.

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 10.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 10.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holder;

                  (c) to provide for the assumption of the Company obligations to the Holders of the Notes by a successor to the Company pursuant to Article 6 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (g) to effect any change to the transfer and exchange restrictions and Note delivery procedures contained in Article 2 in order to conform with changes in any applicable law or Applicable Procedures.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 10.02. WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 10.02, the Company and the Trustee, may amend or supplement this Indenture and the Notes with the consent of the


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Holders of a majority in aggregate principal amount of the then outstanding
Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  Notwithstanding the foregoing, without the consent of Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class, the Company and the Trustee may not: (i) modify the provisions (including the defined terms used therein) of Section 5.07 hereof in a manner adverse to the Holders or (ii) release or modify any Lien granted to the Holders of the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to the provisions of this Section
10.02 and Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity on any Note, or reduce the principal thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of


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payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the redemption date), or reduce the Change of Control Payment after the Change of Control has occurred;

                  (b) alter the provisions (including the defined terms used herein) regarding the right of the Company to redeem the Notes as a right, or at the option, of the Company in a manner adverse to the Holders;

                  (c) reduce the percentage in principal amount of Notes outstanding whose Holders must consent to an amendment, supplement or waiver provided for in this Indenture; or

                  (d) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                  Section 10.03. COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  Section 10.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 10.01 or 10.02 as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.



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

                  Section 10.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 10.06. TRUSTEE TO SIGN AMENDMENTS. ETC.

                  Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and all other conditions to the execution and delivery of such amendment or supplement set forth in this Article 10 are fulfilled. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

                  Section 11.01. SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

                  (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                        (b) (i) all such Notes not theretofore delivered to such
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption, repurchase or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the

                  Trustee for cancellation for principal and accrued interest to the date of maturity, redemption or repurchase;

                        (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                        (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                        (iv) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Section 11.02. APPLICATION OF TRUST MONEY.

                  All money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to
Section 11.01 hereof; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.

                                  SUBORDINATION

                  Section 12.01. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.



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

                  The Company covenants and agrees, and each Holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 12, and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  The payment of all amounts on account of all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, assumed or guaranteed.

                  Section 12.02. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC. OF THE COMPANY.

                  Upon the payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes), to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise), then in such event:

                  (a) all Senior Indebtedness and the reasonable fees and expenses of the Trustee shall first be paid in full, in cash, before any payment is made on account of the Notes, whether by way of the payment of principal of or interest on the indebtedness evidenced by the Notes, a repurchase, redemption or other acquisition of the Notes or otherwise (collectively, "PAY THE NOTES");

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 12, with respect to the Notes, to the payment of all Senior Indebtedness), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this
Article 12, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Notes, shall be paid or delivered by any debtor, custodian or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 12.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 12, with respect to the Notes, to the payment of all Senior Indebtedness), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to, the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                  The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                  Upon any distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely conclusively upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

                  Section 12.03. HOLDERS TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR INDEBTEDNESS.

                  Subject to the prior payment in full of all Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full, and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 12, and no payment pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the

Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 12 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  Section 12.04. OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

                  Nothing contained in this Article 12 or elsewhere in this Indenture or in any Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 7, and the rights, if any, under this Article 12 of the holders of Senior Indebtedness to receive assets, whether in cash, property or securities, of the Company otherwise payable or deliverable to the Trustee or such Holder upon the exercise of any such remedy.

                  Section 12.05. COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.

                  (a) Upon the happening of a default in payment (whether at maturity or at a date fixed for prepayment or by acceleration or otherwise) of the principal of, interest on or other amount due in respect of any Senior Indebtedness, as such default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay the Notes.

                  (b) Upon the happening of an event of default with respect to any Senior Indebtedness (other than under circumstances when the terms of subsection (a) of this Section 12.05 are applicable), as such event of default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, permitting the holders thereof to immediately accelerate the maturity thereof, and upon written notice thereof given to the Company and the Trustee by any one or more holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued (a "DEFAULT NOTICE"), then, unless and until such event of default shall have been cured or waived in writing by the holders of such Senior Indebtedness or shall have ceased to exist, the Company shall not pay the Notes; PROVIDED, HOWEVER, that this subsection (b) shall not prevent the making of any such payment (which is not otherwise prohibited by subsection

(a) of this Section 12.05) for more than 180 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been waived, rescinded or annulled, or such Senior Indebtedness shall have been paid in full, or payment thereof shall be duly provided for in cash or in any other manner satisfactory to the holders of such Senior Indebtedness. Notwithstanding the foregoing, not more than one Default Notice shall be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days, and no event of default which existed or was continuing on the date of any Default Notice and was known to the holders of such issue of Senior Indebtedness shall be made the basis for the giving of a subsequent Default Notice by the holders of such issue of Senior Indebtedness.

                  (c) In the event that, notwithstanding the foregoing provisions of this Section 12.05, the Company shall pay the Notes and such payment shall be received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default under any Senior Indebtedness of the type specified in subsections (a) and (b) of this
Section 12.05, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, or provision made therefor or such default shall have been cured or waived or shall have ceased to exist, such payment (subject, in each case, to the provisions of Sections 12.06 and 12.07 and the proviso contained in subsection (b) of this Section 12.05) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

                  Section 12.06. NOTICE TO TRUSTEE.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their representative or representatives or from the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled to assume conclusively that such facts do not exist.

                  The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a representative of such holder or the trustee under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 12.07. APPLICATION BY TRUSTEE OF MONEY DEPOSITED WITH IT.

                  Money deposited in trust with the Trustee pursuant to Section
11.01 and not in violation of this Article 12 shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article 12, otherwise, any deposit of money by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Notes shall be subject to the provisions of Sections 12.01, 12.02, 12.03 and 12.05; except that, if two Business Days prior to the date on which by the terms of this Indenture any such money may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Note) the Trustee shall not have received with respect to such money the notice provided for in Section 12.06, then the Trustee or any Paying Agent shall have full power and authority to receive such money and to apply such money to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 12.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 12.

                  Section 12.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any Note therefor and release, sell or exchange such Note and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

                  Section 12.09. TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee its attorney-in-fact for any and all such purposes.

                  Section 12.10. RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

                  The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 12 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

                  Section 12.11. ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of the principal of or interest on the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of an Event of Default under Section 7.01.

                  Section 12.12. NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

                  Notwithstanding any other provision in this Article 12, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 12.

                  Section 12.13. ARTICLE APPLICABLE TO PAYING AGENTS.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 12 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 12.06, 12.10 and 12.12 shall not apply to the Company if it acts as Paying Agent.

                                   ARTICLE 13.

                                  MISCELLANEOUS

                  Section 13.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                  Section 13.02. NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Metromedia Company
                  One Meadowlands Plaza
                  East Rutherford, NJ 07073-2137
                  Attention:  General Counsel

                  and a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Douglas A. Cifu, Esq.

                  If to the Trustee:

                  U.S. Bank Trust National Association
                  180 East Fifth Street
                  Suite 200
                  St. Paul, Minnesota 55101
                  Attention:  Corporate Trust Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by the sender's telecopier, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Notes on the date of this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Section 13.06. RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

                  No past, present or future director, officer, employee, incorporator, agent or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  Section 13.08. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 13.09. CONSENT TO JURISDICTION AND SERVICE.

                  To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of any jurisdiction to which the Company is subject to a suit upon such judgment, PROVIDED that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law.

                  Section 13.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.11. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 13.12. SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.13. COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 13.14. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                      [Indenture signature page(s) follow]

                           [Indenture signature page]

Dated as of October      , 2001

                                 METROMEDIA FIBER NETWORK, INC.


                                 By: /s/ Nick Tanzi
                                    ------------------------------------
                                    Name:  Nick Tanzi
                                    Title: President & CEO


                                 U.S. BANK TRUST NATIONAL ASSOCIATION


                                 By: /s/ U.S. Bank Trust National Association
                                    -------------------------------------------
                                    Name:  U.S. Bank Trust National Association
                                    Title:

                                    EXHIBIT A

                                 (FACE OF NOTE)

                              [GLOBAL NOTE LEGEND]

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                           [PRIVATE PLACEMENT LEGEND]

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND HEDGING TRANSACTIONS INVOLVING THESE NOTES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR

         PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT."

                                                                 CUSIP
                                                                       ---------


         6.15% [SERIES A] [SERIES B] CONVERTIBLE SUBORDINATED NOTES DUE 2010

No.                                         $

                         METROMEDIA FIBER NETWORK, INC.

promises to pay to [INSERT IF A GLOBAL NOTE: Cede & Co.] [INSERT IF A DEFINITIVE

NOTE: ____________] or registered assigns, the principal sum of

Dollars ($ ) on March 16, 2010.

                  Interest Payment Dates: March 15th and September 15th,
                                          commencing March 15, 2002

                    Record Dates: March 1st and September 1st

                                  METROMEDIA FIBER NETWORK, INC.



                                  By:
                                     ------------------------------------------
                                       Name:
                                       Title:



                                  By:
                                     ------------------------------------------
                                       Name:
                                       Title:

This is one of the Notes referred to in the within-mentioned Indenture:



U.S.  Bank Trust National Association,
as Trustee


By:                                     Dated:
   --------------------------------           ---------------------------------
     Authorized Signatory

                                 (Back of Note)

         6.15% [Series A] [Series B] Convertible Subordinated Notes due 2010

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 6.15% per annum. The Company shall pay interest semi-annually on March 15th and September 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, or if the date of issuance is after September 15, 2001, from September 15, 2001; PROVIDED that the first Interest Payment Date shall be March 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1st or September 1st next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.15% [Series A] [Series B] Convertible Subordinated Notes due March 16, 2010, limited to the aggregate principal amount of $975,281,000, all issued or to be issued under and pursuant to an Indenture dated as of October 1, 2001 (the "INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION.

                  The Notes shall not be redeemable at the Company's option prior to March 17, 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15th (March 17th for the year 2005) of the years indicated below:


                                                                              PERCENTAGE OF
                                                                                PRINCIPAL
YEAR                                                                             AMOUNT
----                                                                         --------------
2005  ............................................................              102.733%
2006  ............................................................              102.050%
2007  ............................................................              101.367%
2008  ............................................................              100.683%
2009 and thereafter  .............................................              100.000%


                  Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 100% of the aggregate principal amount thereof (the "CHANGE OF CONTROL PAYMENT") plus accrued and unpaid interest and premium, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and premium, if any, due on the relevant Interest Payment
Date); PROVIDED, HOWEVER, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 of the Indenture. Within 30 days following any

Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  8. CONVERSION OF NOTE BY HOLDER.

                  (a) Subject to the provisions of Section 4.01 of the Indenture, a Holder of a Note may convert such Note at the [Series A] [Series B] Conversion Price then in effect into Class A Common Stock (i) at any time after the Regulatory Relief Date, if at such time such Holder is a Regulated Person, or (ii) at any time, if such Holder is not a Regulated Person. The number of shares of Class A Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the [Series A] [Series B] Conversion Price in effect on the Conversion Date. The conversion price [for the Series A Convertible Notes shall initially be $3.00 (the "SERIES A CONVERSION PRICE")] [for the Series B Convertible Notes shall initially be $17.00 (the "SERIES B CONVERSION PRICE")]. All conversions shall be made pursuant to the provisions of Sections 4.01 through 4.13 of the Indenture.

                  (b) A Holder of Notes may convert a portion of a Note equal to $1,000 or any integral multiple thereof; PROVIDED, HOWEVER, that provisions of
Article 4 of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  (c) A Holder of Notes is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted into Class A Common Stock pursuant to Article 4 of the Indenture.

                  (d) In the event that (a) the Company takes any action which would require an adjustment in the [Series A] [Series B] Conversion Price; (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or (c) there is a dissolution or liquidation of the Company, the Company shall mail to the Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice before such date to the same extent as such notice is mailed to the stockholders of the Company.

                  (e) The [Series A] [Series B] Conversion Price shall be adjusted from time to time by the Company as follows:

                  (i) In case the Company shall (A) pay a dividend in shares of Class A Common Stock to the holders of the Class A Common Stock, (B) make a distribution in shares of Class A Common Stock to the holders of the Class A Common Stock, (C) subdivide or split its outstanding Class A Common Stock into a larger number of shares, or (D) combine its outstanding Class A Common Stock into a smaller number of shares, the [Series A] [Series B] Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Class A Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

                  (ii)In case the Company shall issue rights or warrants to all or substantially all holders of its Class A Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share less than the Current Market Price per share of Class A Common Stock (as determined in accordance with subsection (vii) of this Section 8(e)) at the record date for the determination of shareholders entitled to receive such rights or warrants, the [Series A] [Series B] Conversion Price in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying the [Series A] [Series B] Conversion Price in effect on the record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the convertible notes so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered (or into which the convertible notes so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible notes are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted [Series A] [Series B] Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Class A Common Stock actually issued (or the number of shares of Class A Common Stock issuable upon conversion of convertible notes actually issued).

                  (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of the [Series A] [Series B] Conversion Price pursuant to this Section 8(e)(iii) (as adjusted to reflect subdivisions or combinations of the Common Stock), and
(B) 3.75% of the arithmetic average of the Closing Prices (as set forth in Section 8(e)(vii)) during the ten Trading Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring a [Series A] [Series B] Conversion Price adjustment pursuant to Section 8(e)(v)), then, in such case, the [Series A] [Series B] Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the [Series A] [Series B] Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Class A Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; PROVIDED, HOWEVER, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Class A Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the [Series A] [Series B] Conversion Price shall again be adjusted to be the [Series A] [Series B] Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8(e)(iii) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 8(e)(iii) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

                  (iv)In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), exceeds the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, the [Series A] [Series B] Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the [Series A] [Series B] Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the number of Class A Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, less the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and the denominator shall be the product of the number of Class A Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the

Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the [Series A] [Series B] Conversion Price shall again be adjusted to be the [Series A] [Series B] Conversion Price which would then be in effect if such tender or exchange offer has not been made.

                  (v) In case the Company shall distribute to all or substantially all holders of its Class A Common Stock any shares of capital stock of the Company (other than Class A Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) of this Section 8(e), then in each such case the [Series A] [Series B] Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the [Series A] [Series B] Conversion Price in effect as of the close of business on the record date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and set forth in a Board Resolution delivered to the Trustee in an Officers' Certificate) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as determined in accordance with subsection (vii) of this Section 8(e)) of the Class A Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (ii) of this Section 8(e)) ("RIGHTS") pro rata to holders of Class A Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 8(e), make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A Common Stock into which the principal amount of the Note so converted was convertible as of the close of business on the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (vi)In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount which increases the offeror's ownership of Class A Common Stock to more than 35% of the Class A Common Stock outstanding and shall involve the payment by such Person of consideration per share of Class A Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the [Series A] [Series B] Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the [Series A] [Series B] Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) at the Tender Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of
(x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Accepted Purchased Shares) at the Tender Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, such decrease to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the [Series A] [Series B] Conversion Price shall again be adjusted to be the [Series A] [Series B] Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 8(e)(vi) shall not be made if: (a) as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in
Article 6 of the Indenture; or (b) the Initial Purchaser or one of its Affiliates does not beneficially own all of the Notes.

                  (vii) For purposes of this Section 8(e), the following terms shall have the meaning indicated:

                           "CLOSING PRICE" with respect to any securities on any
date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                           "CURRENT MARKET PRICE" shall mean the average of
the daily Closing Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event
(other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 8(e) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8(e)(i), (ii), (iii), (iv) or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8(e)(iv), (v) or (vi), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 8(e)(vi), the Current Market Price of the Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Class A Common Stock for such day and the next two succeeding
Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8(e)(i), (ii),
(iii), (iv), (v) or (vi) occurs on or after the Expiration Time or Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing
Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer.

                           "FAIR MARKET VALUE" shall mean the amount which a
willing buyer would pay a willing seller in an arm's length transaction.

                  (viii) In any case in which this Section 8(e) shall require that an adjustment be made on a record date established for purposes of this
Section 8(e), the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09 of the Indenture) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the [Series A] [Series B] Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the [Series A] [Series B] Conversion Price is required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the [Series A] [Series B] Conversion Price shall be readjusted to the [Series A] [Series B] Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  (ix) If any of the following shall occur, namely: (i) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.06 of the Indenture); (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock; or (iii) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other Notes and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such
Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance. Article 4 of the Indenture shall govern all terms of such supplemental indentures.

                  9. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 45 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or repurchased or during the period between a Record Date and the corresponding Interest Payment Date.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (it being understood that the holders of the Series A Convertible Notes and the Series B Convertible Notes will vote as a single class), and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (it being understood that the holders of the Series A Convertible Notes and the Series B Convertible Notes will vote as a single class). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred by the Indenture upon the Company, or to effect any change to the transfer and exchange restrictions and Note delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

                  13.      DEFAULTS AND REMEDIES.

                  Events of Default under the Indenture are:

                  (a) default for 30 days in the payment of interest on the Series A Convertible Notes or the Series B Convertible Notes, as applicable, when due (whether or not prohibited by Article 12 of the Indenture);

                  (b) default in the payment of the principal of, or premium, if any, on the on the Series A Convertible Notes or the Series B Convertible Notes, as applicable, when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the Series A Convertible Notes or the Series B Convertible Notes, as applicable, when required under Section 5.07 of the Indenture (whether or not prohibited by Article 12 of the Indenture), or to deliver Class A Common Stock upon the conversion of the Series A Convertible Notes or the Series B Convertible Notes, as applicable, when required under
Section 4.02 of the Indenture;

                  (c) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

                  (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (e) failure by the Company or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;

                  (f) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant
Subsidiary:

                                    (i)     commences a voluntary case under any
                  Bankruptcy Law,

                                    (ii)    consents to the entry of an order
                  for relief against it in an involuntary case under any Bankruptcy Law,

                                    (iii)consents to the appointment of a
                  custodian of it or for all or substantially all of its property,

                                    (iv)    makes a general assignment for the
                  benefit of its creditors, or

                                    (v) generally is not paying its debts as
                  they become due; and

                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (a) is for relief against the Company or any
                  of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

                                    (b) appoints a custodian of the Company or
                  any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                                    (c) orders the liquidation of the Company or
                  any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (or in the case of an Event of Default specified in clauses (a) or (b) of Section 7.01, the Holders of at least 25% in aggregate principal amount of the Series A Convertible Notes or the Series B Convertible Notes, as the case may be) may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility shall be outstanding, the acceleration shall not be effective until the earlier of (A) an acceleration of any Indebtedness under the Senior Credit Facility or (B) five Business Days after notice of such declaration shall have been given to the Administrative Agent under the Senior Credit Facility. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 7.01 hereof occurs with respect to the Company or any Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding (or in the case of an acceleration resulting from an Event of Default specified in clauses (a) or (b) of Section 7.01, the Holders of a majority in aggregate principal amount of the Series A Convertible Notes or the Series B Convertible Notes, as the case may
be) by written notice to the Trustee may on behalf of all of such Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. Except as provided in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing
Default or Event of Default in the payment of premium or interest on, or principal of, the Notes. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, shall deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 of the Indenture.

                  15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, agent or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/GWA (= Uniform Gifts to Minors Act).

                  18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DERIVATIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________    Your Signature: __________________________________

                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No: ______________________

                                   SIGNATURE GUARANTEE:

                                   _____________________________________________

                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 5.07 of the Indenture, check the box below:

                                      / /

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.07 of the Indenture, state the amount you elect to have purchased:

                                                       $_______________



Date: ____________________    Your Signature: __________________________________

                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No: ______________________

                                   SIGNATURE GUARANTEE:

                                   _____________________________________________

                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

       SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTES(1)

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for interest in this Global Note, have been made:

                            Amount of                                Principal Amount
                           decrease in       Amount of increase       of this Global        Signature of
                         Principal Amount       in Principal          Note following     authorized officer
                          of this Global       Amount of this         such decrease         of Trustee or
   Date of Exchange           Note               Global Note          (or increase)        Note Custodian
   ----------------      ----------------    -------------------     -----------------   ------------------



























----------------------
(1) This should be included only if the Note is issued in global form.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:  Chief Financial Officer

U.S. Bank Trust National Association
180 East Fifth Street, Suite 200
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration

                  Re:   6.15% [SERIES A] [SERIES B] CONVERTIBLE SUBORDINATED
NOTES DUE 2010

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ____________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                  [CHECK ALL THAT APPLY]

                  1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and
(iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). If the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the Transferee certifies (i) that it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the Securities Act; and
(ii) agrees to resell such securities only in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  a. / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                         or

                  b. / / such Transfer is being effected to the Company or a subsidiary thereof;

                                         or

                  c. / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                         or

                  d. / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  a. / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  b. / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  c.  / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                        ________________________________________
                                        [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:


Accepted:

____________________________________
[Insert Name of Transferee]

By:_________________________________
   Name:
   Title:



Dated:______________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

           (a) / / a beneficial interest in the:

                  (i)     / /  144A Global Note (CUSIP ____________); or

                  (ii)    / /  Regulation S Global Note (CUSIP ____________); or

                  (iii)   / /  IAI Global Note (CUSIP  ____________); or

           (b) / / a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

           (a) / / a beneficial interest in the:

                  (i)    / /   144A Global Note (CUSIP ____________); or

                  (ii)   / /   Regulation S Global Note (CUSIP ____________); or

                  (iii)  / /   IAI Global Note (CUSIP ____________); or

                  (iv)   / /   Unrestricted Global Note (CUSIP ____________); or

           (b) / /  a Restricted Definitive Note; or

           (c) / /  an Unrestricted Definitive Note;

     in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:  Chief Financial Officer

U.S. Bank Trust National Association
180 East Fifth Street, Suite 200
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration

                  Re: 6.15% [SERIES A] [SERIES B] CONVERTIBLE SUBORDINATED DUE
                      2010

                                (CUSIP _________)

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ____________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note(s) specified herein, in the principal amount of $_______________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  a. / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  b. / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an

Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  c. / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  d. / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                  a. / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  b. CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                             -------------------------------------------------
                             [Insert Name of Owner]

                              By:
                                 ---------------------------------------------
                                     Name:
                                     Title:

Dated:
      -------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:     Chief Financial Officer

U.S. Bank Trust National Association
180 East Fifth Street, Suite 200
St. Paul, Minnesota  55101
Attention:     Corporate Trust Administration

                  Re: 6.15% [SERIES A] [SERIES B] CONVERTIBLE SUBORDINATED NOTES
                      DUE 2010

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $_________________ aggregate principal amount of:

                  (a)     / /   a beneficial interest in a Global Note, or

                  (b)     / /   a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  Each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       ----------------------------------------
                                          [Insert Name of Accredited Investor]


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:
Dated:
      -------------------------


                                       D-2